VBI Vaccines Announces Positive Final Phase 1 Study Results of Preventative CMV Vaccine

● CMV neutralizing antibodies against fibroblast cell infection induced in 100% of subjects who received the highest dose

● Safe and well-tolerated at all doses with no safety signals observed

● Conference call and webcast today, Thursday, May 10, 2018, at 8:30 a.m. EDT

CAMBRIDGE, Mass. (May 10, 2018) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”), today announced positive final top-line results from the randomized, placebo-controlled Phase 1 study of VBI-1501, the company’s prophylactic cytomegalovirus (CMV) vaccine candidate. VBI-1501 was developed using the company’s proprietary enveloped virus-like particle (eVLP) technology and presents a modified form of the glycoprotein B (gB) found on CMV. The final Phase 1 study results demonstrated that VBI-1501 was safe and well-tolerated at all doses. The highest dose of VBI-1501, 2.0μg, elicited protective CMV-neutralizing antibodies against fibroblast cell infection in 100% of subjects after the third vaccination, inducing titers comparable to those observed in patients protected as a result of natural infection. Neutralizing antibodies against epithelial cell infection were also seen in 31% of subjects receiving the same dose.

“These clinical results further demonstrate that our eVLP technology is a highly potent platform for antigen delivery that is safe and well-tolerated,” said Jeff Baxter, president and CEO of VBI. “We are extremely excited that we were able to show a robust immunologic response at a dose that is one-tenth the amount of other organizations’ CMV vaccine candidates. We believe this speaks to the unique antigen presentation capabilities of the eVLP platform. We look forward to the next stage of clinical development of VBI-1501 as we work diligently to address the significant unmet needs in CMV infection, a leading cause of birth defects worldwide.”

Final immunogenicity data from VBI’s Phase 1 study included gB antibody binding titers and neutralizing antibody seroconversion in both fibroblast and epithelial cells, two cell types CMV infects that are widely used to gauge the potency of CMV vaccine candidates.

●	VBI-1501 induced gB antibody binding titers at all dose levels, with clear evidence of dose-dependent boosting after each vaccination.
●	In fibroblast cells, the highest dose of VBI-1501 (2.0μg of gB-G content with alum) demonstrated an 85% neutralizing antibody seroconversion rate after two vaccinations and 100% after three vaccinations. Neutralizing antibody titers were comparable to those from CMV-positive controls (immunity induced by natural infection).
●	In epithelial cells, which have historically been the much harder cell type to protect against infection, the highest dose of VBI-1501 with alum demonstrated a 31% neutralizing antibody seroconversion rate after three vaccinations, up from 17% after two vaccinations.

David E. Anderson, Ph.D., VBI Chief Scientific Officer, commented, “Given that CMV infects many cell types, one objective of our trial was to induce functional, neutralizing antibody responses that could block infection in multiple cell types. We are pleased to see activity against both fibroblast and epithelial cell infection, and expect that higher doses of VBI-1501 should further improve upon these positive and encouraging results.”

Joanne Langley, M.D., an Associate Director with the Canadian Center for Vaccinology located at Dalhousie University, the IWK Health Centre, and the Nova Scotia Health Authority, and Principal Investigator of the study further commented, “The safety profile of this vaccine is such that there is little concern about evaluating VBI-1501 at higher doses in the next stage of clinical development. With the functional activity we’ve seen, even at a low dose, these results are incredibly encouraging.”

About the Phase 1 Clinical Study

This study was a Phase 1 randomized, observer-blind, placebo-controlled study to evaluate the safety, tolerability, and immunogenicity of VBI’s preventative CMV vaccine in healthy adults. The study enrolled 125 CMV-negative participants, aged 18-40 years, who were randomized into five arms to receive various dose levels of a modified form of the CMV antigen gB, gB-G, with or without the adjuvant alum, or placebo:

●	0.5μg of gB-G content with alum (VBI-1501A 0.5μg)
●	1.0μg of gB-G content with alum (VBI-1501A 1.0μg)
●	1.0μg of gB-G content without alum (VBI-1501 1.0μg)
●	2.0μg of gB-G content with alum (VBI-1501A 2.0μg)
●	Placebo

Participants were vaccinated at zero, two, and six months.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT02826798.

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides today, Thursday, May 10, 2018 at 8:30 a.m. EDT.

The live webcast and slide presentation can be accessed via the Events /Presentations page in the Investors section of the Company’s website, www.vbivaccines.com, or by clicking this link: https://edge.media-server.com/m6/p/qkryg53t. A replay of the webcast will be available on the Company’s website for 90 days following the live conference call.

To listen to the live conference call, please dial:

-	Toll-free U.S. & Canada Dial-In: 866-602-1050
-	International Dial-In: 409-231-2052
-	Conference ID: 7449919

About CMV

CMV can cause serious disease in newborns when a mother is infected during pregnancy. Each year, approximately 5,000 U.S. infants will develop permanent problems due to CMV, which can include deafness, blindness, and developmental delays. CMV affects more live births than Down syndrome or fetal alcohol syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination and reimbursement.

To learn more about CMV, visit: https://www.vbivaccines.com/cmv/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac®, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac® is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma (GBM). VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/
●	News and Insights: http://www.vbivaccines.com/wire/
●	Investors: http://www.vbivaccines.com/investors/

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

VBI Media Contact

Justin Jackson

Burns McClellan, Inc.

Phone: (212) 213-0006

Email: jjackson@burnsmc.com

Cautionary Statement on Forward-Looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018, and filed with the Canadian security authorities at sedar.com on February 26, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.